SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) –	April 11, 2007

CAPRIUS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11914	22-2457487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One University Plaza, Suite 400, Hackensack, New Jersey 07601
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code -	(201) 342-0900

Item 8.01  Other Events

On April 11, 2007, Caprius, Inc. issued a press release announcing that its subsidiary, M.C.M. Environmental Technologies, Inc. (“MCM”), had entered into a five year non-exclusive distribution agreement with McKesson Medical Surgical, granting McKesson distribution rights to market MCM’s SteriMed systems for on-site medical waste processing to ambulatory surgical centers (ASCs) in the United States.

A copy of the press release announcing this agreement is attached as an exhibit to this Report.

Item 9.01  Financial Statements and Exhibits

(c)    99.1 Press Release, dated April 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPRIUS, INC.
/s/ Jonathan Joels
Jonathan Joels, Treasurer and CFO

Dated: April 12, 2007

Exhibit Index

Exhibit
Number    Exhibit

99.1       Press Release of Caprius, Inc. dated April 11, 2007